Exhibit (a)(3)(3)

OneConnect Financial Technology Co., Ltd.

壹账通金融科技有限公司

(Incorporated in Cayman Islands with limited liability)

(Stock Code: 6638)

(NYSE Stock Ticker: OCFT)

Number of shares to which this form of proxy relates (Note 1)	Ordinary Shares

WHITE FORM OF PROXY FOR USE BY SHAREHOLDERS AT THE EXTRAORDINARY GENERAL MEETING

TO BE HELD ON [DAY], [MONTH] [DATE], 2025 AT [TIME] (HONG KONG TIME)
(OR IMMEDIATELY AFTER THE CONCLUSION OR ADJOURNMENT OF THE
COURT MEETING) (OR ANY ADJOURMENT THEREOF)

White form of proxy for use at the extraordinary general meeting (or at any adjournment thereof) (the “EGM”) of the Shareholders (as defined in the Scheme Document dated [month] [date], 2025 (the “Scheme Document”)) jointly issued by OneConnect Financial Technology Co., Ltd. (the “Company”) and Bo Yu Limited (the “Offeror”)) to be held at [address], on [day], [month] [date], 2025 at [time] (Hong Kong time) (or immediately after the conclusion or adjournment of the Court Meeting (as defined in the Scheme Document) convened at the direction of the Grand Court of the Cayman Islands (the “Court Meeting”) for the same day and at the same place) (or any adjournment thereof).

I/We(Note 2)______________________________________________________________________________________________________________ of ___________________________________________________________________________________________________________________ being the registered holder(s) of ________________________________________________________________________________________________ordinary shares(Note 3) in the issued share capital of OneConnect Financial Technology Co., Ltd. (the “Company”) hereby appoint the Chairman of the EGM (Note 4)or _______________________________________________________________________________________________________ of _______________________________________________________________________________________________________________ as my/our proxy to attend, act and vote for me/us and on my/our behalf as directed below (Note 5) at the EGM of the Company to be held at [address], on [day], [month] [date], 2025 at [time] (Hong Kong time) (or immediately after the conclusion or adjournment of the Court Meeting for the same day and at the same place) (or any adjournment thereof).

Please tick (“‘✓”) the appropriate boxes to indicate how you wish your vote(s) to be cast(Note 5).

		SPECIAL RESOLUTION	FOR(Note 5)	AGAINST(Note 5)

1.	THAT pursuant to (and subject to approval of) the Scheme between the Company and the holders of Scheme Shares in the form of the print contained in the Scheme Document, which has been produced to this meeting and for the purposes of identification signed by the chairman of this meeting, or in such other form and on such terms and conditions as may be approved or imposed by the Grand Court of the Cayman Islands, on the Effective Date, the issued share capital of the Company shall be reduced by cancelling and extinguishing the Scheme Shares (including Scheme Shares underlying the ADSs).

		ORDINARY RESOLUTION	FOR(Note 5)	AGAINST(Note 5)
2.	THAT:
	(A)	subject to and contemporaneously with the cancellation and extinguishment of the Scheme Shares referred to in special resolution (1), the issued share capital of the Company shall be restored to the amount prior to the cancellation of the Scheme Shares by applying the reserve created as a result of the aforesaid cancellation of the Scheme Shares to pay up in full at par such number of new Shares as is equal to the number of Scheme Shares cancelled as a result of the Scheme, credited as fully paid, for issuance to the Offeror;

	(B)	any one of the Directors be and is hereby authorized to do all such acts and things considered by him/her to be necessary or desirable in connection with the implementation of the Scheme, including (without limitation) the giving of consent to any modification of or addition to, the Scheme or any reduction of capital, which the Grand Court of the Cayman Islands may see fit to impose; and

	(C)	any one of the Directors be and is hereby authorized to apply to Stock Exchange for the withdrawal of listing of the Shares and to apply to the NYSE for the delisting of the ADSs.

Date:	____________________________	2025	Signature(s)(Note 6)

Contact Phone No. : ________________________________________

Notes:

1.	Please insert the number of shares to which this form of proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all the shares of the Company registered in your name(s). If more than one proxy is appointed, the number of shares in respect of which each such proxy so appointed must be specified.

2.	Full name(s) and address(es) to be inserted in BLOCK CAPITALS. The names of all joint registered holders should be stated.

3.	Please insert the number of shares of the Company registered in your name(s).

4.	If any proxy other than the Chairman of the EGM is preferred, please strike out the words “the Chairman of the EGM” and insert the name and address of the proxy desired in the space provided. Any shareholder of the Company entitled to attend and vote at the EGM is entitled to appoint a proxy to attend and vote instead of him/her. A proxy need not be a shareholder of the Company.

5.	IMPORTANT: IF YOU WISH TO VOTE FOR A RESOLUTION, PLEASE TICK (“✓”) THE BOX MARKED “FOR”. IF YOU WISH TO VOTE AGAINST A RESOLUTION, PLEASE TICK (“✓”) THE BOX MARKED “AGAINST”. If no direction is given, your proxy will vote or abstain at his/her discretion. Your proxy will also be entitled to vote at his/her discretion on any resolution properly put to the EGM other than those referred to in the notice convening the EGM.

6.	This form of proxy must be signed by you or your attorney duly authorized in writing. In case of a corporation, the same must be either under its common seal or under the hand of an officer or attorney duly authorized. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON WHO SIGNS IT.

7.	Where there are joint registered holders of any share, any one of such persons may vote at the meeting, either personally or by proxy, in respect of such share as if he/she were solely entitled thereto; but if more than one of such joint holders be present at the meeting personally or by proxy, the vote of the senior shall be accepted to the exclusion of the votes of the other joint holders in respect of the relevant joint holding and, for this purpose, seniority shall be determined by reference to the order in which the names of the joint holders stand on the register of members in respect of the relevant joint holding.

8.	In order to be valid, this form of proxy, together with the power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof, must be deposited at the Company’s branch share registrar in Hong Kong, Computershare Hong Kong Investor Services Limited (for holders of Shares), at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong not less than 48 hours before the time appointed for the meeting or the adjourned meeting (as the case may be).

9.	Completion and delivery of the form of proxy will not preclude you from attending and voting at the EGM or any adjournment thereof if you so wish. In the event that you attend and vote at the EGM or any adjournment thereof after having lodged your forms of proxy, the relevant forms of proxy will be revoked by operation of law.

10.	All resolutions will be voted upon by way of poll at the EGM.

11.	References to time and dates in this form of proxy are to Hong Kong time and dates unless otherwise specified.

PERSONAL INFORMATION COLLECTION STATEMENT

Your supply of your and your proxy’s (or proxies’) name(s) and address(es) is on a voluntary basis for the purpose of processing your request for the appointment of a proxy (or proxies) and your voting instructions for the EGM of the Company (the “Purposes”). We may transfer your and your proxy’s (or proxies’) name(s) and address(es) to our agent, contractor, or third party service provider who provides administrative, computer and other services to us for use in connection with the Purposes and to such parties who are authorized by law to request the information or are otherwise relevant for the Purposes and need to receive the information. Your and your proxy’s (or proxies’) name(s) and address(es) will be retained for such period as may be necessary to fulfil the Purposes. Request for access to and/or correction of the relevant personal data can be made in accordance with the provisions of the Personal Data (Privacy) Ordinance and any such request should be in writing by mail to Computershare Hong Kong Investor Services Limited at the above address or by email to PrivacyOfficer@computershare.com.